Exhibit 99.1

TeleTech Holdings, Inc. • 9197 South Peoria Street • Englewood, CO 80112-5833 • www.teletech.com

Contacts:

Karen Breen Dan Campbell Investor Relations 303-397-8592 303-397-8634

TELETECH REPORTS FOURTH QUARTER AND FULL YEAR 2003 FINANCIAL RESULTS
Provides Update on Cost Reduction Initiatives

Denver, Colo., March 8, 2004 – TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer management solutions, today announced fourth quarter and full year 2003 financial results.  The company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2003.

The full year 2003 results were revenue of $992.3 million, down $25.1 million, or 2.5 percent, from revenue of $1,017.4 million in 2002.  Income from operations was $10.3 million in 2003 compared to $5.9 million in 2002.  The company reported a net loss in 2003 of $41.2 million, or $0.56 per share, compared to a net loss of $16.8 million, or $0.22 cents per share, in 2002.  Included in the 2003 net loss were (i) $29.9 million of non-cash charges related to establishing deferred tax asset valuation allowances, (ii) approximately $6.2 million of non-cash charges related to the write-down of deferred tax assets along with tax adjustments to certain prior years’ financial results, and (iii) net charges of $10.6 million (pre-tax) related to workforce reductions and the closure or impairment of certain customer management centers.

The fourth quarter 2003 results were a net loss of $2.4 million, or $0.03 per share, down from net income of $2.1 million, or $0.03 cents per diluted share, in the third quarter of 2003 and up from a net loss of $22.1 million, or $0.30 per share, in the prior year quarter.

The fourth quarter of 2003 also included, among other items detailed in the Annual Report on Form 10-K:

•                  The highest quarterly revenue in the company’s history of $261.6 million, sequentially up $16.7 million, or 6.8 percent, from $244.9 million in the third quarter of 2003 and up $3.8 million, or 1.5 percent, from $257.8 million in the fourth quarter of 2002.

•                  Income from operations of $8.1 million, down from $9.1 million in the third quarter of 2003 and up from a loss from operations of $27.8 million in the fourth quarter of 2002.

•                  Announcing new relationships with two large U.S. retailers of consumer electronics and launching new or expanded global business for clients in several industries including travel, technology and financial services.

•                  Ending the quarter with cash and cash equivalents of $141.7 million, up from $127.0 million in the third quarter, and down from $144.8 million at December 31, 2002.  Total debt was $129.2 million at quarter end, placing TeleTech in a net positive cash position (calculated as cash and cash equivalents less total debt).

•                  Improving accounts receivable collections and reducing days sales outstanding (DSOs) to 51 days, down from 53 days in the third quarter.

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•                  Generating $18.9 million of free cash flow, calculated as cash flow from operating activities of $28.3 million less capital expenditures of $9.4 million.  This compares to free cash flow of $28.4 million in the third quarter and $47.5 million in the year ago quarter.

•                  A $5.5 million tax expense primarily related to establishing a deferred tax asset valuation allowance for certain international locations and adjustments related to several prior periods.

•                  Recording a $3.0 million (after-tax) reduction of revenue during the fourth quarter of 2003 compared to the prior quarter resulting from performance-based pricing, principally with one client program.

•                  As previously announced, in July 2003, TeleTech adopted Emerging Issues Task Force No. 00-21, “Revenue with Multiple Deliverables,” which became effective for new client agreements entered into after June 30, 2003. As a result, the fourth quarter included the deferral of $2.1 million (after-tax) of operating income related to the launch of new client programs.

•                  Severance costs of $1.0 million (after-tax).

•                  Partially offsetting the above items was a $2.9 million (after-tax) benefit from the reversal of previously recorded 2003 bonus accruals.

EXECUTIVE COMMENTARY

Commenting on the company’s results, Dennis Lacey, chief financial officer, said, “We are focused on tight fiscal controls, further cost reductions, enhanced pricing practices and pursuing various tax planning strategies designed to reduce our tax burden and generate potential tax refunds.”

Kenneth Tuchman, chairman and chief executive officer, said, “I am not pleased to report a net loss for the fourth quarter and the full year.  However, I recognize that a portion of this loss is attributable to actions being taking to position the company for future profitable growth, including streamlining our global operations, incurring costs to launch new client programs, and, importantly, investing in expanded solutions around our core offering and at Newgen.”

“We believe our sales pipeline continues to be robust,” said Tuchman.  “However, we are selective in which new business opportunities we pursue and are only focused on opportunities that take advantage of our capabilities, meet our targeted hurdle rates and offer an appropriate return for our shareholders.  We are well positioned to contend for this new business given our global reach, centralized delivery model and our proven reputation in launching and delivering large, complex customer management engagements.”

“Looking ahead, this approach, along with lowered profitability in our North American Customer Care and Database Marketing and Consulting segments, as well as the recent accounting rules related to the launch of new client programs in the first quarter, will result in our financial performance lagging behind our actions to return our company to profitability,” said Tuchman.

“We believe our efforts to transition the company to profitability will last at least through the first half of 2004 as we continue our cost reduction initiatives, work to improve the profitability of certain client programs and more fully utilize our global capacity,” said Tuchman.  “These steps are necessary to position our company for improved future performance.  On a positive note, we expect to achieve the $40 million in annualized cost savings, as previously announced, during 2004.”

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

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CONFERENCE CALL

TeleTech executive management will host a conference call to discuss fourth quarter and full year 2003 financial results on Tuesday, March 9, 2004, at 11:00 a.m. Eastern Time.  You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Tuesday, March 23, 2004.

ABOUT TELETECH

TeleTech is a global leader of integrated customer solutions designed to help clients acquire and grow profitable relationships with their customers. TeleTech has built a worldwide capability supported by more than 33,000 professionals in North America, Latin America, Asia-Pacific and Europe. For additional information, visit www.teletech.com.

FORWARD LOOKING STATEMENTS

All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including: under generally accepted accounting principles, the revenues, expenses and profits associated with the launch of new client agreements may be expensed up front or deferred over the life of the client contract, and, accordingly, the profitability of these agreements may be disproportionately skewed toward later periods; the impact to current and future earnings related to the possibility of refinancing the company’s existing debt agreements, including the possibility of owing a make-whole provision associated with the company’s senior note agreements, and the cost of terminating the interest rate swap, among others; economic or political changes affecting the countries in which the company operates; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; the risks associated with losing one or more significant client relationships; execution risks associated with operating individual client programs to avoid incurring penalties; the renewal of client or vendor relationships on favorable terms; higher than anticipated start-up costs associated with new business opportunities and ventures; the company’s ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with attracting and retaining cost-effective labor at the company’s customer management centers; consumers’ concerns or adverse publicity regarding the products of the company’s clients; the company’s ability to close new business in 2004 and fill excess capacity; execution risks associated with achieving the targeted $40 million in annualized cost savings; the possibility of additional asset impairments and restructuring charges; the ultimate liability associated with the amount of past sales or use tax obligations; risks associated with changes in foreign currency exchange rates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.  Readers should review the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other documents filed with the Securities and Exchange Commission, which describe in greater detail these and other important factors that may impact the company’s business, results of operations, financial condition and cash flows. The company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended December 31, ,			Twelve months ended December 31
	2003	2002		2003	2002

Revenues	$261,630	$257,831		$992,340	$1,017,436

Operating expenses:
Costs of services	185,456	180,503		702,610	712,585
Selling, general & administrative	51,274	53,496		210,245 (3)	198,959
Depreciation and amortization	15,560	14,538		58,596	57,725
Impairment loss	—	32,816	(7)	6,955 (4)	32,816	(7)
Restructuring charges, net	1,198 (1)	4,255	(8)	3,676 (5)	9,456	(10)
Total operating expenses	253,488	285,608		982,082	1,011,541

Operating income (loss)	8,142	(27,777)		10,258	5,895

Other expense	(3,947)	(3,400	)(9)	(13,030)	(10,263	)(9)

Income (loss) before income taxes	4,195	(31,177)		(2,772)	(4,368)

Income tax expense	6,353 (2)	(8,983)		37,218 (6)	1,606	(11)

Loss before minority interest and cumulative effect of change in accounting principle	(2,158)	(22,194)		(39,990)	(5,974)

Minority interest	(193)	88		(1,216)	760

Loss before cumulative effect of change in accounting principle	(2,351)	(22,106)		(41,206)	(5,214)

Cumulative effect of change in accounting principle	—	—		—	(11,541	)(12)

Net loss	$(2,351)	$(22,106)		$(41,206)	$(16,755)

Basic loss per share before cumulative effect of change in accounting principle					$(0.07)

Diluted loss per share before cumulative effect of change in accounting principle					$(0.07)

Basic loss per share	$(0.03)	$(0.30)		$(0.56)	$(0.22)

Diluted loss per share	$(0.03)	$(0.30)		$(0.56)	$(0.22)

Operating margin	3.1%	(10.8)%		1.0%	0.6%
Net loss margin	(0.9)%	(8.6)%		(4.2)%	(1.6)%
Effective tax rate	151.4%	28.8%		(1342.6)%	(36.8)%

Weighted average shares
Basic	74,381	74,749		74,206	76,383
Diluted	74,381	74,749		74,206	76,383

Notes:

(1)  Represents a $1.0 million charge related to a reduction in force, and a $0.2 million charge related to facility exit charges in connection with SFAS No. 146.

(2)  Includes a $5.5 million charge for the impairment of deferred tax assets and other income tax adjustments.

(3)  Includes a $3.6 million accrual for an estimated sales or use tax liability related to the Database Marketing and Consulting segment.

(4)  Represents a $7.0 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

(5)  Represents the $1.2 million charge described in Note 1 above, in addition to a $2.9 million charge related to a reduction in force, a $1.5 million charge related to facility exit charges in connection with SFAS No. 146 and a $(1.9) million benefit related to revised estimates of restructuring charges.

(6)  Includes the $5.5 million charge described in Note 2 above, in addition to $30.6 million in charges for the impairments and write-off of certain deferred tax assets.

(7)  Represents a $32.8 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

(8)  Represents a $4.3 million charge related to a reduction in force.

(9)  Includes a $2.3 million charge related to the acquisition of the remaining outstanding shares of enhansiv.

(10)  Represents the $4.3 million charge described in Note 8 above, in addition to a $5.2 million charge related to a reduction in force, the closure of customer management centers and the impairment of a property lease.

(11)  Includes a $6.7 million charge for the impairment of deferred tax assets.

(12)  Represents the adoption of SFAS No. 142 “Accounting for Goodwill and Other Intangibles”.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$141,687	$144,792
Accounts receivable, net	145,132	137,598
Other current assets	32,730	44,841
Total current assets	319,549	327,231

Property and equipment, net	148,690	123,093
Other assets	83,035	90,264

Total assets	$551,274	$540,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$137,039	$136,334
Line of credit	39,000	—
Senior notes	63,000	75,000
Other noncurrent liabilities	14,064	9,518
Minority interest	9,354	13,577
Total stockholders’ equity	288,817	306,159

Total liabilities and stockholders’ equity	$551,274	$540,588

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF CASH FLOWS

(In thousands)

	Twelve months ended December 31,		Three months ended December 31,
	2003	2002	2003	2002
Cash flow from operating activities:
Net loss	$(41,206)	$(16,755)	$(2,351)	$(22,106)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	11,541	—	—
Depreciation and amortization	58,596	57,725	15,560	14,538
Other	40,881	61,151	15,106	63,553
Net cash provided by operating activities	$58,271	$113,662	$28,315	$55,985

Total capital expenditures	$79,053 (1)	$37,940	$9,418	$8,436

Free cash flow (cash flow from operating activities less total capital expenditures)	$(20,782)	$75,722	$18,897	$47,549

Notes :

(1)  Total capital expenditures for the twelve months ended December 31, 2003 include the purchase of TeleTech’s corporate opheadquarters building for $38.2 million.